                                                                   EXHIBIT 10.21







                                   COMMERCIAL LEASE

                                       BETWEEN

                      MENTOR GRAPHICS CORPORATION ("LANDLORD")

                                         AND

                          IN FOCUS SYSTEMS, INC. ("TENANT")





                               Dated: __________, 1999












1 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

                                  TABLE OF CONTENTS


SECTION 1.   OCCUPANCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    1.1   ORIGINAL TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    1.2   POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    1.3   WALKING PATH ACCESS. . . . . . . . . . . . . . . . . . . . . . . . . 6
    1.4   COMMON AREAS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 2.  RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    2.1   BASE RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    2.2   RENT CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    2.3   TIME AND PLACE OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . 7
    2.4   SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    2.5   ADDITIONAL RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 3.  RENEWAL OF LEASE OF BUILDING E PROPERTY. . . . . . . . . . . . . . 8
    3.1   RENEWAL OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 4.  USE OF THE PREMISES. . . . . . . . . . . . . . . . . . . . . . . . 9
    4.1   PERMITTED USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    4.2   RESTRICTIONS ON USE. . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 5.  OPERATING EXPENSES AND REPAIRS . . . . . . . . . . . . . . . . . .11
    5.1   OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . .11
    5.2   TENANT OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . .11
    5.3   WRITTEN STATEMENT OF ESTIMATE. . . . . . . . . . . . . . . . . . . .11
    5.4   FINAL WRITTEN STATEMENT. . . . . . . . . . . . . . . . . . . . . . .11
    5.5   TENANT AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
    5.6   DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
    5.7   PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
    5.8   INTERFERENCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
    5.9   INSPECTION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . .13
    5.10  EMERGENCY REPAIRS. . . . . . . . . . . . . . . . . . . . . . . . . .13
    5.11  FOOD SERVICE CHARGE. . . . . . . . . . . . . . . . . . . . . . . . .13

SECTION 6.  ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
    6.1   ALTERATIONS PROHIBITED . . . . . . . . . . . . . . . . . . . . . . .13
    6.2   TENANT IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .14
    6.3   SPECIAL IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . .14
    6.4   OWNERSHIP AND REMOVAL OF ALTERATIONS . . . . . . . . . . . . . . . .14
    6.5   PERSONAL PROPERTY AMENITY. . . . . . . . . . . . . . . . . . . . . .15
    6.6   SECURITY ACCESS SYSTEM . . . . . . . . . . . . . . . . . . . . . . .15
    6.7   HVAC ENERGY MANAGEMENT COMPUTER SYSTEM . . . . . . . . . . . . . . .15
    6.8   TELEPHONE SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . . .15
    6.9   INCENTIVE PACKAGES . . . . . . . . . . . . . . . . . . . . . . . . .15

SECTION 7.  "TRIPLE NET" LEASE:  PAYMENT OF TAXES, UTILITIES, AND INSURANCE. .15
    7.1   PROPERTY TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . .15


2 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

    7.2   PRORATION OF TAXES . . . . . . . . . . . . . . . . . . . . . . . . .16
    7.3   NEW CHARGES, FEES, SUBSTITUTE OR ALTERNATE TAX . . . . . . . . . . .16
    7.4   PAYMENT OF UTILITIES CHARGES . . . . . . . . . . . . . . . . . . . .16
    7.5   PAYMENT OF INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .16

SECTION 8.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    8.1   LIABILITY INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . .16
    8.2   PROPERTY INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . .16
    8.3   TENANT'S BUSINESS INTERRUPTION INSURANCE . . . . . . . . . . . . . .17
    8.4   WAIVER OF SUBROGATION RIGHTS . . . . . . . . . . . . . . . . . . . .17

SECTION 9.  DAMAGE AND DESTRUCTION . . . . . . . . . . . . . . . . . . . . . .17
    9.1   RIGHT OF TERMINATION ON SUBSTANTIAL DAMAGE . . . . . . . . . . . . .17
    9.2   OBLIGATION TO REBUILD. . . . . . . . . . . . . . . . . . . . . . . .18
    9.3   TENANT RESTORATION . . . . . . . . . . . . . . . . . . . . . . . . .18
    9.4   DAMAGE LATE IN TERM. . . . . . . . . . . . . . . . . . . . . . . . .19
    9.5   COST OF MOVING PROPERTY. . . . . . . . . . . . . . . . . . . . . . .19
    9.6   RENT ABATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 10. EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . .19
    10.1  TOTAL TAKING . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    10.2  PARTIAL TAKING . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    10.3  SALE IN LIEU OF CONDEMNATION . . . . . . . . . . . . . . . . . . . .20

SECTION 11. LIENS, LIABILITY AND INDEMNITY . . . . . . . . . . . . . . . . . .20
    11.1  LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
    11.2  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . .20
    11.3  LANDLORD'S LIABILITY . . . . . . . . . . . . . . . . . . . . . . . .20

SECTION 12. QUIET ENJOYMENT; MORTGAGE PRIORITY . . . . . . . . . . . . . . . .21
    12.1  LANDLORD'S WARRANTY OF QUIET ENJOYMENT . . . . . . . . . . . . . . .21
    12.2  MORTGAGE PRIORITY; SUBORDINATION . . . . . . . . . . . . . . . . . .21
    12.3  ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . .21

SECTION 13. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . .21
    13.1  PROHIBITION ON TRANSFER. . . . . . . . . . . . . . . . . . . . . . .21
    13.2  OBLIGATIONS AFTER TRANSFER . . . . . . . . . . . . . . . . . . . . .22

SECTION 14. DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
    14.1  DEFAULT IN RENT. . . . . . . . . . . . . . . . . . . . . . . . . . .22
    14.2  UNAUTHORIZED TRANSFER. . . . . . . . . . . . . . . . . . . . . . . .22
    14.3  DEFAULT IN OTHER COVENANTS . . . . . . . . . . . . . . . . . . . . .22
    14.4  INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
    14.5  ABANDONMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

SECTION 15. REMEDIES ON DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .23
    15.1  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
    15.2  RELETTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23



3 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

    15.3  DAMAGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
    15.4  RIGHT TO SUE MORE THAN ONCE. . . . . . . . . . . . . . . . . . . . .23
    15.5  RIGHT TO CURE DEFAULTS . . . . . . . . . . . . . . . . . . . . . . .23
    15.6  REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 16. SURRENDER AT EXPIRATION. . . . . . . . . . . . . . . . . . . . . .24
    16.1  CONDITION OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . .24
    16.2  TRADE FIXTURES . . . . . . . . . . . . . . . . . . . . . . . . . . .24
    16.3  HOLDOVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 17. RECIPROCAL CONFIDENTIALITY AGREEMENT . . . . . . . . . . . . . . .25
    17.1  LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    17.2  TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    17.3  NONDISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    17.4  DEFINITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    17.5  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

SECTION 18.  ENVIRONMENTAL CONDITIONS. . . . . . . . . . . . . . . . . . . . .25
    18.1  INTENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    18.2  PLANS AND SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . . .25
    18.3  TENANT'S RIGHT TO CONTEST AGENCY ORDERS. . . . . . . . . . . . . . .26
    18.4  NOTICE OF COMMUNICATIONS . . . . . . . . . . . . . . . . . . . . . .27
    18.5  RESTRICTIONS ON USE. . . . . . . . . . . . . . . . . . . . . . . . .27
    18.6  INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
    18.7  SITE REMEDIATION . . . . . . . . . . . . . . . . . . . . . . . . . .29
    18.8  ONGOING OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . .29
    18.9  ENVIRONMENTAL AUDIT. . . . . . . . . . . . . . . . . . . . . . . . .30
    18.10 IRREVOCABLE LICENSE. . . . . . . . . . . . . . . . . . . . . . . . .30
    18.11 DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
    18.12 SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

SECTION 19. ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
    19.1  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
    19.2  COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

SECTION 20. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .31
    20.1  NONWAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
    20.2  ATTORNEYS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . .32
    20.3  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
    20.4  SUCCESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
    20.5  RECORDATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
    20.6  ENTRY FOR INSPECTION . . . . . . . . . . . . . . . . . . . . . . . .32
    20.7  INTEREST ON RENT . . . . . . . . . . . . . . . . . . . . . . . . . .32
    20.8  TIME OF ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . . . .32
    20.9  PARTIAL INVALIDITY . . . . . . . . . . . . . . . . . . . . . . . . .32
    20.10 INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
    20.11 CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
    20.12 REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .33
    20.13 APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . .33
    20.14 BROKER'S COMMISSION. . . . . . . . . . . . . . . . . . . . . . . . .33
    20.16 MULTIPLE COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . .33


4 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

EXHIBITS      PAGE                                                    REFERENCED
                                                                      ----------
A.   Forest Building Property. . . . . . . . . . . . . . . . . . . . . .       6

B.   Building E Property . . . . . . . . . . . . . . . . . . . . . . . .       6

C.   Campus Use Rules and Regulations. . . . . . . . . . . . . . . . . .       6

D.   Common Areas. . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

E.   Permitted Uses. . . . . . . . . . . . . . . . . . . . . . . . . . .       9

F.   Signage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10

G.   Operating Expenses. . . . . . . . . . . . . . . . . . . . . . . . .      11

H.   Tenant Improvements/Alterations . . . . . . . . . . . . . . . . . .      14

I.   Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

J.   Hazardous Substances List . . . . . . . . . . . . . . . . . . . . .      25

K.   Final Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26

L.   Baseline Environmental Assessment Report  . . . . . . . . . . . . .      30



5 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

                                   COMMERCIAL LEASE


Dated:    January     , 1999

Between:  MENTOR GRAPHICS CORPORATION                               ("Landlord")
          8005 SW Boeckman Road
          Wilsonville, Oregon 97070

And:      IN FOCUS SYSTEMS, INC.                                      ("Tenant")
          27700 SW Parkway Avenue
          Wilsonville, Oregon  97070-77777

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described land and improvements (the "Premises") on the terms and conditions stated below:

          (a) That certain property located at 27700 SW Parkway Avenue, in the City of Wilsonville, County of Clackamas, State of Oregon, and consisting of the Mentor Graphics Forest Building (the "Forest Building") of approximately 150,578 square feet and the approximately 9.5 acres of land under and surrounding said building, including approximately 325 existing parking spaces (more particularly described in Exhibit A attached hereto and incorporated herein by this reference) (the "Forest Building Property").

          (b) That certain property located at a portion of Mentor Graphics' Evergreen Building (Building E), consisting of approximately 30,000 rentable square feet, located at 8105 SW Boeckman Road, City of Wilsonville, County of Clackamas, State of Oregon, and as more particularly described on Exhibit B attached hereto and incorporated herein by this reference (the "Building E Property").


SECTION 1.     OCCUPANCY

          1.1 ORIGINAL TERM. The term of the Lease of the Forest Building Property shall commence January 1, 1999, ("Commencement Date"), and continue through December 31, 2003, unless sooner terminated as herein provided. The term of the Lease of the Building E Property shall commence January 1, 1999, and continue through December 31, 1999, unless sooner terminated as herein provided, and subject to the Renewal Options set forth in Section 3.1 hereof.

          1.2  POSSESSION.

               1.2.1 Tenant's right to possession and obligations under the Lease shall commence as of January 1, 1999. Tenant has inspected the Premises and accepts the Premises as is and Landlord shall not be required to perform any work to ready the Premises for Tenant's occupancy.

          1.3 WALKING PATH ACCESS. Tenant shall be entitled to a limited nonexclusive right of access to the walking path on Landlord's campus. Tenant's use of the walking path shall be subject to Landlord's Campus Use Rules and Regulations attached as Exhibit C and by this reference made a part hereof. Substantially similar Campus Rules and Regulations shall also apply to Landlord and its employees, vendors, guests, and agents. Copies of such Rules and Regulations shall be provided to


6 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

Tenant upon execution of this Lease and from time to time as amended by Landlord in its sole discretion. Tenant's right of access may be restricted or revoked only if Tenant consistently fails to comply with such Campus Rules and Regulations. It is understood and agreed that Tenant's limited nonexclusive right of access shall not create any easement or any other right in favor of Tenant with regard to the walking path or its adjacent property. It is understood and agreed that Tenant shall not have or be entitled to access to, over or across, any other part of the Landlord's adjacent property unless specifically set forth herein.

          1.4 COMMON AREAS. For the purposes of this Lease, all portions of the Premises which are identified on the site plan attached hereto as Exhibit D, and by this reference made a part hereof, shall be a common area for the sole and exclusive joint use of Landlord and all tenants and other occupants. It is understood and agreed that the common area includes a total of approximately 325 existing parking spaces for the joint use of Tenant and Landlord. Tenant shall be entitled to 24 reserved parking spaces as noted on Exhibit D. Landlord hereby grants to Tenant, for use by Tenant, Tenant's customers, invitees and employees, the right to the use of all such common areas. Tenant agrees that such common areas shall be subject to Landlord's Campus Use Rules and Regulations, and Tenant agrees that Tenant is responsible for compliance with such Rules and Regulations by Tenant, Tenant's customers, invitees and employees.

SECTION 2.     RENT

          2.1  BASE RENT.

               2.1.1 Base Rent for Forest Building Property. During the original Lease term, Tenant shall pay to Landlord, on a monthly basis, Base Rent at the rate of $.94 per rentable square foot per month (the "Base Rental Rate") in the total amount of $ 141,543.32 per month (triple net) for the period of January 1, 1999 to December 31, 2001 and $1.09 per square foot per month in the total amount of $164,130.02 per month for the period of January 1, 2002 to December 31, 2003.

               2.1.2 Rent for Building E Property. For the period of January 1, 1999 to December 31, 1999, Tenant shall pay to Landlord on a monthly basis, Rent at the rate of $18.50 per square foot per year, full service (the "Building E Rental Rate") in the total amount of $46,250 per month.

          2.2 RENT CREDIT. Landlord shall grant to Tenant a one-time rent credit in the sum of $100,000 to be applied to rent due under the January 20, 1993 Commercial Lease between Tenant and Landlord (1993 Lease) or to rent that is or becomes otherwise due under this Lease. Tenant shall provide Landlord with written notice of use of the rent credit. The rent credit must be used within 90 days of the Commencement Date of the Lease and if it is not so used, the Rent Credit shall be null and void and will no longer be available for use by Tenant.

          2.3 TIME AND PLACE OF PAYMENT. Rent shall be payable on the first day of each month in advance at such place as may be designated by Landlord. Rent is uniformly apportionable day-to-day based on a thirty (30) day month. In the event of commencement or termination of this Lease at a time other than the beginning or end of one of the specified rental periods, the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on its account.

          2.4 SECURITY DEPOSIT. To secure Tenant's compliance with all terms, including payment and performance, of this Lease, Tenant shall pay Landlord the sum of $40,000 as a security deposit. The deposit shall be refundable within thirty (30) days after expiration of the Lease, or other termination not caused by Tenant's default except as provided in Section 5.8. Landlord may commingle the deposit with its funds and Tenant shall not be entitled to interest on the deposit. Landlord shall have the right to offset against the deposit any sums owing from Tenant to Landlord and not paid when due, any damages caused


7 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE by Tenant's default, the cost of curing any default by Tenant should Landlord elect to do so, and the cost of performing any repair or cleanup that is Tenant's responsibility under this Lease. Offset against the deposit shall not be an exclusive remedy in any of the above cases, but may be invoked by Landlord, at its option, in addition to any other remedy provided by law or this Lease for Tenant's nonperformance. Landlord shall give written notice to Tenant each time an offset is claimed against the deposit, and, unless the Lease is terminated, Tenant shall, within ten (10) business days after such notice, deposit with Landlord a sum equal to the amount of the offset so that the total deposit amount, net of offset, shall remain constant throughout the Lease term. The parties agree that the security deposit made by Tenant under the 1993 Lease shall be used as the Security Deposit under this Lease.

          2.5 ADDITIONAL RENT. All payments required to be paid by Tenant under this Lease, including, but not limited to, taxes, insurance costs, utility charges, but excluding Base Rent, and any other sum that Tenant is required to pay to Landlord or third parties shall be Additional Rent.

SECTION 3.     RENEWAL OF LEASE OF BUILDING E PROPERTY

          3.1 RENEWAL OPTIONS. If Tenant is not in default under the terms of this Lease at the time the option is to be exercised, Tenant shall have the option to renew its Lease of the Building E Property for two (2) terms of one
(1) year, as follows:

               3.1.1 Commencement. The renewal term shall commence on the day following expiration of the initial term.

               3.1.2 Exercise. Each one-year option may be exercised by written notice from Tenant to Landlord given not less than one hundred and eighty (180) days prior to the last day of the prior expiring term. If Tenant does not exercise the first one-year option, then the second one-year option shall be null and void.

               3.1.3 Terms and Conditions. The terms and conditions of the Lease for each option term shall be identical with the terms of this Lease except for the Rental Rate. After exercising the second renewal option, Tenant will no longer have any option to renew the Lease of the Building E Property.

               3.1.4 Adjusted Rent. The Building E Rental Rate during each of the two renewal terms shall be $19.50 per square foot, full service.

               3.1.5 Right of First Refusal. If Tenant exercises both one-year options for the Building E Property, Tenant shall have a one-time right of first refusal , on the Building E Property pursuant to which Landlord will notify Tenant in writing if Landlord, at its sole option, intends to offer the Building E Property or any portion of the Building E Property for lease to a third party. Tenant's right of first refusal shall be to lease for an additional one year term, commencing on January 1, 2002 and ending on December 31, 2002, at a market rental rate, the portion of the Building E Property which Mentor Graphics otherwise intends to offer for lease to a third party. Upon receipt of written notice from Landlord, Tenant shall have five business days to notify Landlord in writing of Tenant's acceptance of such terms. Tenant's right of first refusal shall not impose upon Landlord any obligation to offer the Building E Property or any portion thereof for lease.


8 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

SECTION 4.     USE OF THE PREMISES

          4.1 PERMITTED USE. The Premises shall be used as specifically described in the attached Exhibit E, and by this reference made a part hereof, and for no other purpose without the prior written consent of Landlord.

          4.2 RESTRICTIONS ON USE. In connection with the use of the Premises, Tenant shall do the following:

               4.2.1 Compliance with Laws. Landlord represents that as of the date of this Lease, the Premises are in compliance with all applicable laws, regulations, codes or requirements of any public authority affecting the Premises ("Laws"). If the Premises are subsequently found to have not been in compliance with the Laws as of the date of Tenant's possession of the Premises, Landlord shall be liable for the cost of bringing the Premises into compliance with the Laws. Tenant shall provide written notice to Landlord of any Laws' violation existing at the date of Tenant's possession. Within thirty (30) days after receipt of such notice from Tenant of the nature of the Laws' violation, Landlord shall commence and pursue with reasonable diligence appropriate curative action. Tenant shall conform to all applicable Laws now existing or thereafter enacted or promulgated, affecting the Premises or Tenant's use thereof, regarding the maintenance, operation, or use of the Premises, or any other aspect thereof including, but not limited to, compliance with the Americans with Disabilities Act, 42 U.S.C. 12101 ET SEQ. (1990) ("ADA"), and all related or similar rules or regulations, and correct, at Tenant's own expense, any failure of compliance therewith.

               4.2.2 Fire Hazards. With respect to that portion of the Premises consisting of the Forest Building, Tenant shall not allow the Premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon, nor shall Tenant install any power machinery on the Premises except under the supervision and with the written consent of Landlord, which consent will not be unreasonably withheld. Tenant shall at all times maintain all building systems, including but not limited to, fire detection and building safety features (such as exit signs) in proper working order. With respect to all portions of the Premises and except as approved by Landlord, Tenant shall not store gasoline or other highly combustible materials on the Premises at any time, and shall refrain from any activity that would make it impossible to insure the Premises against casualty, would increase the insurance rate, or would prevent Landlord from taking advantage of any ruling of the Oregon Insurance Rating Bureau, or its successor, allowing the insured to obtain reduced premium rates for long-term fire insurance policies.

               4.2.3 Unlawful, Offensive Activities. Tenant shall refrain from any use that would be unlawful, improper or reasonably offensive to owners, tenants or users of neighboring premises or that would tend to create a nuisance or damage the reputation of the Premises. In particular, but not by way of limitation, Tenant shall not permit any material objectionable noise or odor to escape or to be emitted from the Premises or to do anything or permit anything to be done upon or about the Premises in any way tending to create a nuisance. Tenant shall not sell, or permit to be sold, any spirituous, vinous or malt liquors on the Premises. Further, Tenant shall not sell, or permit to be sold or consumed, any controlled substance on or about the Premises.

               4.2.4 Structural, Mechanical Overloading. Tenant shall refrain from loading the electrical system, floors or other structural or mechanical elements of the Premises beyond the point considered safe by a competent engineer or architect selected by Landlord at Landlord's sole expense. Landlord shall have the right at any time to select and request that such an architect or engineer inspect the Premises to decide whether or not any mechanical or structural system or element of the Premises, or any part thereof, is being overloaded so as to cause any undue or serious stress or strain on the Premises or any part thereof. Except in the event of an emergency, Tenant shall be entitled to thirty (30) days'


9 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE written notice of a scheduled inspection on a mutually convenient date. Unless otherwise agreed, each inspection shall be conducted during normal business hours and in such manner as to not interfere with Tenant's normal business operations, including quarter and year-end activities. The decision of said engineer or architect shall be final and binding upon Tenant, and if the engineer or architect so called upon shall decide that in his or her opinion the stress or strain is such as to endanger or injure the Premises or any part thereof, then and in that event Tenant agrees immediately to relieve said stress or strain in question by lightening the load which causes such stress or strain, in a manner satisfactory to Landlord.

               4.2.5 Signage.

               (a) Tenant shall install its primary monument signage on the North Parkway Avenue entrance to the Premises. Such monument signage shall be similar in stature to the Landlord's sign. In addition, at the South Parkway Avenue entrance to the Premises, Tenant shall have directional signage only to be added by the Landlord to the Landlord's existing sign. All Tenant signage shall be at Tenant's sole expense. All external signage shall be subject to approval by Landlord. The location of external signs are indicated on the attached Exhibit F, which by this reference is made a part hereof.

               (b) Landlord grants to Tenant approval to attach signage to the exterior of the Forest Building which is substantially similar to the signage on the exterior of Landlord's Deschutes Building. Additionally, Landlord grants the Tenant approval to attach informational signage or decals to the glass on selected exterior doors and on relights adjacent to interior doors.

               4.2.6 Site Access. Tenant's employees shall have primary access to the Premises via the North Parkway Avenue entrance. Tenant will have limited access to the Premises for its corporate headquarters' entrance via the South Parkway Avenue entrance. Tenant will limit access via the South Parkway Avenue entrance to Tenant's corporate headquarters' personnel and visitors. Tenant will exercise its best efforts to assure that Tenant's employees, visitors, and vendors use the appropriate entrance to the Premises. It is understood and agreed that the right of access via the South Parkway Avenue entrance does not create any right to easement or any other right in favor of Tenant with regard to such entrance. Tenant will exercise best efforts to assure that Tenant's employees, visitors, and vendors shall not use Landlord's entrances from Boeckman Road.

               4.2.7 Supervision. Tenant shall keep the Premises clean and orderly and will supervise its employees and cause Tenant's agents, independent contractors, employees, customers, suppliers, and invitees to conduct their activities in such a manner as to comply with the requirements of this Lease, including the rules and regulations described in Section 4.2.9.

               4.2.8 Storage, Trash. Tenant shall not store anything outside the Premises except in areas approved by Landlord. Tenant shall use only commercially available trash and garbage receptacles. Tenant shall dispose of trash and other matter in a manner acceptable to Landlord, at Tenant's expense. Landlord's approval shall not unreasonably be withheld.

               4.2.9 Regulations. Landlord shall have the right to make and enforce reasonable rules and regulations ("the Campus Rules and Regulations") consistent with this Lease for the purpose of establishing standards and requirements concerning the conduct and operation of business, and promoting safety, order, cleanliness, and good service to the Premises, and adjacent property. Tenant will promptly comply with all such Campus Rules and Regulations.



10 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

SECTION 5.     OPERATING EXPENSES AND REPAIRS

          5.1 OPERATING EXPENSES. For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf as reasonably determined by Landlord to be necessary or appropriate for the efficient operation, maintenance and repair of the Forest Building Property, including the common areas thereof, and the curbs and sidewalks adjoining the Forest Building Property. Operating Expenses are further described in the attached Exhibit G, which by this reference is made a part of this Lease. The Operating Expense for "Capital Reserve" is intended to cover the cost of replacing, or performing major repairs on, Landlord's capital improvements with an expected life, as determined by Generally Accepted Accounting Principles (GAAP), of one or more years, which cost is capitalized, not expensed, by Landlord. The Operating Expense for "Capital Reserve" is not intended to cover the cost of capital improvements required by any public authority's rules, regulations, or actions and such costs shall be paid as follows:

               (a) The cost of those capital improvements required by any public authority's rules, regulations, or actions as the result of Tenant's use of the Premises shall be paid in full by Tenant within 30 days of Tenant's receipt of Landlord's invoice or statement for such cost.

               (b) The cost of those capital improvements required by any public authority's rules, regulations, or actions for reasons other than Tenant's use of the Premises shall be paid by Landlord and amortized over the useful life of the capital improvement, in accordance with GAAP. The annual amortization expense, pursuant to GAAP, shall be charged to Tenant as Additional Rent over the remaining term of this Lease.

          5.2 TENANT OBLIGATIONS. Tenant shall pay as Additional Rent the Operating Expenses of the Forest Building Property. In addition, Tenant shall be obligated to provide at its sole expense certain items of repair and maintenance as listed as Tenant's responsibility on the attached Exhibit G. All items of repair and maintenance which are Tenant's responsibility shall be performed to the Landlord's satisfaction at standards established by Landlord in other buildings on its adjacent campus.

          5.3 WRITTEN STATEMENT OF ESTIMATE. At least ten (10) business days prior to the commencement of each calendar year during the term of this Lease, Landlord shall furnish Tenant with a written statement setting forth the estimated Operating Expenses for the next calendar year. Tenant shall pay to Landlord as Additional Rent on the first day of each month of the calendar year an amount equal to one-twelfth (1/12) of the amount shown in Landlord's written statement. If Landlord delivers the written statement late, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the estimated Operating Expenses for the immediately preceding calendar year until Landlord does furnish the written statement. Upon receipt of Landlord's statement, Tenant shall pay the amount of any excess of the expired portion of the current calendar year over the Tenant's actual payments during such time and any excess payments by Tenant shall be credited to the next due payment of Rent from Tenant. The Capital Reserve Account and the Administrative Fee Account reflect flat fee charges and shall, therefore, not be included in the Operating Statement (as defined in Section 5.5 below), nor shall they be adjusted annually.

          5.4 FINAL WRITTEN STATEMENT. Within one hundred twenty (120) days after the close of each calendar year during the term hereof, Landlord shall deliver to Tenant a written statement (the "Operating Statement") setting forth actual Operating Expenses for the preceding operating year. If the actual Operating Expenses are in excess of the Tenant's estimated Operating Expenses, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such


11 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE statement by Tenant. If Tenant's Operating Expenses are less than the Tenant's estimated Operating Expenses actually paid by Tenant, then the amount of the excess overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or Landlord may elect to apply the overpayment to Tenant's next Rent payment, reimbursing only the excess over such next payment, if any.

          5.5 TENANT AUDIT. Tenant shall have the right to an audit performed by an independent auditor whose fee shall be paid by Tenant and who shall sign a nondisclosure agreement reasonably acceptable to Landlord. Landlord shall be entitled to thirty (30) days' prior written notice to schedule an audit on a mutually convenient date. Each audit shall be conducted during regular business hours and in such a manner as not to interfere with Landlord's normal business and quarter-end and year-end activities. Audits shall not be made more often than annually. The auditor's report shall only confirm or deny the accuracy of Landlord's Operating Statement. Such auditor's report shall not provide Tenant with information considered by Landlord to be confidential, except to the extent necessary to provide Tenant with information relating to the nature and extent of any inaccuracy. This right to audit shall survive termination or expiration of this Lease for a period of one year.

          5.6 DISPUTES. Each such Operating Statement given by Landlord pursuant to this Section shall be conclusive and binding upon Tenant unless within thirty (30) days (or sixty (60) days if Tenant requests an audit under Section 5.5) after the receipt of such Operating Statement, Tenant notifies Landlord in writing that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect. If such disputes shall not have been settled by agreement, either party, within said time period after receipt of such statement, may submit the dispute to arbitration as provided in Section 19 herein. Pending the determination of such dispute by agreement or arbitration, as aforesaid, Tenant, within ten (10) business days of receipt of such Operating Statement, shall pay Additional Rent in accordance with the Operating Statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, within thirty (30) days, pay to Tenant the amount of Tenant's overpayment of rents resulting from compliance with the Operating Statement.

          5.7 PAYMENT. If an operating year ends after the expiration or termination of this Lease, the Additional Rent in respect thereof payable under this Section shall be paid by Tenant within ten (10) business days of its receipt of the Operating Statement for such calendar year and before the Security Deposit is released. If Tenant's estimated operating expense payments have exceeded the Tenant's actual Operating Expenses, then the amount of the overpayment shall be paid by Landlord to Tenant within ten (10) business days following the date of receipt of the Operating Statement.

          5.8 INTERFERENCE. In performing any repairs, replacements, maintenance, construction or other work on or around the Premises, Tenant shall not cause unreasonable interference with Landlord's use of the Premises or adjacent campus and, to the extent reasonably possible, will schedule work so as not to impact Landlord's high volume hours or days. In performing any repairs, replacements, maintenance, or other work on or around the Premises, Landlord shall not cause unreasonable interference with the use of the Premises by Tenant and, to the extent reasonably possible, will schedule work so as not to impact Tenant's high volume hours or days. Tenant shall have no right to an abatement of rent nor any claim against Landlord for any inconvenience or disturbance resulting from Landlord's activities performed in conformance with the requirement of this provision and Tenant hereby expressly waives any claim to damages, including loss of business resulting therefrom. Notwithstanding the foregoing, if Landlord performs repairs, replacements or maintenance arising from or required by circumstances or conditions within Landlord's control in such a manner as to create a material or long-term and unreasonable interference with Tenant's use of the Premises, Tenant shall be entitled to an abatement of rent based upon the pro rata portion of the space in which the interference took place. It is understood and agreed that Landlord reserves, and at any and all times shall have, the right to repair or improve the Forest Building or to add thereto, and for that purpose at any time may erect scaffolding and


12 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE other necessary structures about and upon the Forest Building. In such event, Landlord and Landlord's representatives, contractors and workers may enter in or about the Forest Building with such materials as Landlord may deem necessary therefor. Tenant shall grant Landlord and Landlord's contractors access using the standards and procedures described herein at Section 20.6.

          5.9 INSPECTION OF PREMISES. Landlord shall have the right to inspect the Premises at any reasonable time or times to determine the necessity of repair. Landlord will use its best efforts to give Tenant 24 hours written notice of inspection, except in the case of an emergency. Whether or not such inspection is made, the duty of Landlord to make repairs pursuant to Section 5.1 shall not mature until a reasonable time after Landlord has received from Tenant written notice of the repairs that are required. Tenant will give immediate notice to Landlord's Facilities Operations Manager or the Assistant Facilities Operations Manager if any governmental agency gives notice of, or conducts, an inspection of the Premises. It is the intent of this provision that Tenant will notify Landlord promptly to enable Landlord's representative to accompany the inspector if Landlord so desires. Within 48 hours of the receipt thereof, Tenant shall provide Landlord with a copy of any written communication from any such governmental agency regarding, or resulting from, such inspection.

          5.10 EMERGENCY REPAIRS. If either party fails or refuses to make repairs as required by Sections 5.1 and 5.2 of this Lease, respectively, and such repairs are necessary in order to prevent imminent damage to or destruction of the Forest Building or either party's trade fixtures or personal property, and if following five (5) days written notice of the need for such repairs given to one party by the other such repairs have not been commenced or reasonable steps to make such repairs have not been taken by the responsible party, the other party may make such repairs and charge the reasonable actual costs thereof to the responsible party. If either party makes such repair, that party shall bill the other party promptly. The other party shall within thirty (30) days of receipt of the repair bill either pay the bill or request arbitration of any disputed amounts. In no event, however, shall Tenant have a right to offset the costs of such repairs against its obligations to pay Base Rent or Additional Rent hereunder.

          5.11 FOOD SERVICE CHARGE. Tenant shall pay to Landlord as Additional Rent the sum of $500.00 per month for food service charges. This sum is intended to cover expenses incurred by Landlord as the result of Landlord's food service vendor, Bus Stop Food, use of Landlord's kitchen facilities to provide certain food services to Tenant. Tenant's obligation to make such payments shall continue until the termination or expiration of the Lease, or termination or expiration of the underlying food services agreement between Tenant and Bus Stop Foods, whichever is sooner. The services to be provided to Tenant by Bus Stop Food shall be set forth in a separate agreement between Tenant and Bus Stop Food to which Landlord shall not be a party. Landlord shall have no liability to Tenant or its employers, guests or invitees with regard to any claim, damage, injury, property damage or any other liability directly or indirectly arising out of the agreement between Tenant and Bus Stop Food and Tenant shall indemnify Landlord for and hold Landlord harmless from all costs, losses, damages and expenses related to same. Subject to the terms of Section 5 of this Lease, Tenant shall be responsible for any Alterations required to facilitate the provision of food services in the Premises.

SECTION 6.     ALTERATIONS

          6.1 ALTERATIONS PROHIBITED. Tenant shall make no significant improvements or alterations on the Premises of any kind (which shall be defined as any improvement or alteration to HVAC; Windows; Structural; Architectural; Wiring; Mechanical; Electrical; Fire Protection; Alarms; Landscaping; anything which is required by code or requires a permit; or any other major improvement or alteration) without first obtaining Landlord's written consent. Landlord will promptly respond to such request and will not unreasonably withhold consent. All alterations shall be made in a good and workmanlike manner by licensed and bonded contractors, approved by the Landlord, and in compliance


13 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE with applicable laws and building codes and shall be appropriately documented, including changes to "as built" drawings on file with the Landlord. As used herein, "alterations" includes, but is not limited to, the installation of all major walls, doors, corridors, floors, mezzanines, stairs, landscaping, roofing, windows, electrical and mechanical equipment/systems/panels/controls, computer and telecommunications wiring, cables, and conduits.

          6.2 TENANT IMPROVEMENTS. Prior to commencing construction of any tenant improvements, Tenant shall have detailed plans and specifications for the tenant improvements (the "Tenant Improvements"), prepared by a duly qualified architect, including a schedule of construction, and submit such plans and specifications to Landlord for written approval. Such plans and specifications shall comply with the requirements of Section 18, all building codes and all requirements of all governmental departments and agencies having jurisdiction over the Premises, including compliance with the ADA. Landlord shall notify Tenant within a reasonable period after receipt of the plans and specifications of its approval or disapproval of the same. Upon approval of the plans and specifications by Landlord, Tenant shall commence its work in accordance with the plans and specifications approved by Landlord as above provided, and proceed expeditiously to complete said work. All Tenant Improvements shall be made in a good and workmanlike manner by licensed and bonded contractors and shall be appropriately documented, including changes to "as built" drawings on file with Landlord. Tenant shall keep the Premises free of any related liens pursuant to
Section 11. It is also understood and agreed that Tenant will not grant a security interest in any Tenant Improvements, trade fixtures or fixtures without the prior written consent of Landlord, which consent will not be unreasonably withheld. Landlord will reply to the request for consent within ten (10) business days.

          6.3 SPECIAL IMPROVEMENTS. It is agreed between the parties that Landlord may require Tenant to install certain reasonable Tenant Improvements intended for the handling, processing, storing and containing of hazardous materials to standards which may exceed the requirements of applicable federal, state and local laws and regulations.

          6.4  OWNERSHIP AND REMOVAL OF ALTERATIONS.

               6.4.1 Removal. All Tenant Improvements and alterations performed on the Premises by either Landlord or Tenant, including those Tenant Improvements and alterations performed by either party under the 1993 Lease, shall be removed by Tenant at its sole expense and the Premises restored to its original condition at the end of the Lease term as provided for herein unless, not later than ninety (90) days prior to the expiration of the final Lease term, Landlord gives written notice to Tenant allowing Tenant to leave any part of said improvements and alterations in the Premises. If Landlord does not give Tenant such written notice, Tenant shall leave no Tenant Improvements in the Premises. A list of Tenant Improvements and alterations performed by Tenant and/or Landlord under the 1993 Lease that Landlord has agreed Tenant will be allowed to leave in the Premises upon expiration or termination of this Lease is attached as Exhibit H. At the time Landlord reviews any additional construction plans of Tenant, Landlord shall endeavor to advise Tenant which Alterations, if any, Landlord may allow Tenant to leave in the Premises upon the expiration or termination of this Lease.

               6.4.2 Hardwiring. Notwithstanding the foregoing, Landlord shall not unreasonably require Tenant to remove hardwiring installed in the walls of the Premises.


14 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          6.5  PERSONAL PROPERTY AMENITY.

               6.5.1 Personal Property. Landlord will provide, for Tenant's use on the Premises, existing prewired partitions, hanging files, warehouse racks and planters with plants during the term of the Lease. Said personal property consists of approximately 680 partitions, 230 hanging files, 45 planters with plants, and 100 warehouse racks presently located in the Forest Building. Landlord will make available said personal property in the Premises where said property is located. Tenant accepts said personal property as is, where it is.

               6.5.2 Access Control Units/Card Readers. Landlord shall leave in place all local access control units and card readers for the security system as presently located in the Premises during the term of the Lease for use by Tenant. Tenant shall pay actual card fees and related charges as incurred by Landlord from time to time.

          6.6 SECURITY ACCESS SYSTEM. Tenant will purchase and install a PC-based system and software to maintain security access for the Premises. Tenant shall immediately notify Landlord's security office of all major alarm events as they occur. Tenant will provide Landlord with active security access cards for Landlord's access to the Premises. Landlord will use the security cards only for emergency access during nonbusiness hours and will access the Premises during business hours only when accompanied by a Tenant escort.

          6.7 HVAC ENERGY MANAGEMENT COMPUTER SYSTEM. Tenant will purchase and install a PC-based system and software to operate the HVAC Energy Management Computer System.

          6.8 TELEPHONE SYSTEM. At its sole cost, Tenant will arrange for its own telephone service, together with all switching and associated hardware, software and cabling as necessary.

          6.9 INCENTIVE PACKAGES. As additional consideration to Tenant, Landlord shall provide to Tenant the following furniture:

               6.9.1 Thirty (30) desks and executive chair sets;

               6.9.2 Sixteen (16) conference room tables and eighty (80) chairs.


               6.9.3 Said furniture shall be made available to Tenant as needed and within a reasonable time. Tenant may take possession of said furniture at reasonable times upon reasonable notice. Upon termination of the Lease or any renewal thereof, all the above furniture shall be returned to Landlord in its original condition, ordinary wear and tear excepted.

SECTION 7. "TRIPLE NET" LEASE: PAYMENT OF TAXES, UTILITIES, AND INSURANCE. This is a "triple net" lease of the Building E Property and Tenant shall pay as Additional Rent the following items:

          7.1 PROPERTY TAXES. Tenant shall pay as and when due all personal property taxes on its personal property, equipment and trade fixtures located on the Premises, including, but not limited to, the personal property provided by Landlord as described in Sections 6.5 and 6.9. Tenant shall pay to Landlord as and when due all real property taxes and assessments levied against the Premises as set forth in Exhibit G. As used herein, real property taxes includes any fee or charge relating to the ownership, use, or rental of the Premises, other than taxes on the net income of Landlord or Tenant. Tenant's Operating Expenses for real property taxes shall equal the actual real property taxes.



15 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          7.2 PRORATION OF TAXES. Tenant's share of real property taxes and assessments for the years in which this Lease commences or terminates shall be prorated based on the portion of the tax year that this Lease is in effect. For the purposes of this Section, the Lease shall be deemed to have commenced on January 1, 1999.

          7.3 NEW CHARGES, FEES, SUBSTITUTE OR ALTERNATE TAX. If a new charge, fee, or tax relating to the ownership or use of the Premises or the receipt of rental therefrom, or in lieu of, or as an alternate to, property taxes, is assessed or imposed, then, to the extent permitted by law, Tenant shall pay such charge or fee. Tenant shall pay any and all governmental fees related to their occupancy of the Premises including, but not limited to, system development fees. Tenant, however, shall have no obligation to pay any income, profits, or franchise tax levied on the net income derived by Landlord from this Lease.

          7.4 PAYMENT OF UTILITIES CHARGES. Tenant shall pay when due all charges for services and utilities incurred in connection with the use, occupancy, operation, and maintenance of the Premises, including (but not limited to) charges for fuel, water, gas, electricity, sewage disposal, power, refrigeration, air conditioning, telephone, and janitorial services. If any utility services are provided by or through Landlord, charges to Tenant shall be comparable with prevailing rates for comparable services. If the charges are not separately metered or stated, Landlord shall apportion the charges on an equitable basis, and Tenant shall pay its apportioned share on demand. Tenant may protest or seek audits of utility charges from the providing utility following procedures available therefor. Landlord will cooperate with Tenant's reasonable appeals of said charges. It is understood that if Landlord has paid the utility charges in question, Tenant shall pay Landlord and receive Tenant's pro rata refund, if any, upon resolution of the protest.

          7.5 PAYMENT OF INSURANCE. Tenant shall pay when due all premiums for insurance as provided for under Section 8 below.

SECTION 8.     INSURANCE

          8.1 LIABILITY INSURANCE. Tenant shall continuously keep the Premises insured at its expense with comprehensive general liability insurance with a combined single limit of $5,000,000, or such higher limits as Landlord may reasonably require from time to time; provided, however, such limits will not exceed the limits usually required by landlords of similar buildings involving similar activity in the Northwest. Further, Tenant shall maintain such other insurance including, but not limited to, workers' compensation, auto liability, and employer liability insurance as Landlord may reasonably require during the Lease term. All such insurance shall name Landlord as an additional insured and shall contain a contractual liability endorsement referring to this Lease. The policies shall be in a form, in amounts and with companies authorized to do business in Oregon, and reasonably acceptable to Landlord. Certificates evidencing such insurance and bearing endorsements requiring thirty (30) days' written notice to Landlord prior to any change or cancellation, shall be furnished to Landlord prior to Tenant's occupancy of the Premises and annually thereafter.

          8.2  PROPERTY INSURANCE.

          8.2.1 Insurance on the Premises. Unless otherwise requested by Tenant as provided below, Landlord shall continuously keep the Premises insured under a fire, extended coverage and all risks generic type endorsement insurance policy in an amount determined by Landlord but not to exceed the full replacement cost of the Premises and those improvements installed by Landlord. Landlord shall also obtain insurance policy endorsements for earthquake and sprinkler leakage coverage. The cost of the insurance described above shall be paid by Tenant as part of the Operating Expenses as provided in Section 5. At Tenant's option and upon 90 days' prior written notice to Landlord, Tenant may elect to


16 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE obtain insurance in its own name in which case, Tenant shall continuously keep the Premises insured under a fire, extended coverage and all risks generic type endorsement insurance policy in a form and an amount determined by Landlord but not to exceed the full replacement cost of the Premises and those improvements installed by Landlord. Tenant will obtain additional insurance policy endorsements for earthquake and sprinkler leakage coverage. Landlord will be named as an additional insured and loss payee on all insurance covering the Premises and the improvements installed by Landlord. All such insurance will be acquired through insurance companies authorized to do business in Oregon and reasonably acceptable to Landlord. Tenant will provide Landlord with certificates of insurance evidencing such coverage. Such certificates shall provide that the Tenant's insurer shall give Landlord 30 days' prior written notice of any change in, or cancellation of, insurance on the Premises. If at any time during the term of this Lease or any extension, Tenant fails or refuses to continuously keep the Premises insurance as required above, Landlord may immediately obtain substantially similar insurance on the Premises and pass the cost of such insurance through to Tenant as an Operating Expense. Tenant shall notify Landlord 120 days prior to Tenant's insurance renewal date and, within 30 days of receipt of such notice, Landlord shall provide Tenant with Landlord's estimated cost of replacement of the Premises and those improvements installed by Landlord.

          8.2.2  Insurance on Tenant's Personal Property.  For purposes of
Section 8 and Section 9, "Tenant's Personal Property" shall mean Tenant's furniture, equipment and trade fixtures located on the Premises and the Tenant Improvements installed on the Premises by Tenant. Tenant shall be responsible for insuring Tenant's Personal Property but shall not be required by Landlord to do so.

          8.3 TENANT'S BUSINESS INTERRUPTION INSURANCE. During the term of this Lease and any extension, Tenant will maintain in effect a policy of business interruption insurance. Tenant shall name Landlord as a loss payee on such insurance in an amount which, in any calendar year, shall not exceed the annual Rent to which Landlord is entitled under this Lease.

          8.4 WAIVER OF SUBROGATION RIGHTS. Neither Landlord nor Tenant shall be liable to the other for loss arising out of damage to or destruction of the Premises or the contents thereof when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including earthquake and sprinkler leakage insurance. All such claims for, and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Landlord or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of the Landlord and Tenant that each party shall look to its respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease. Neither Landlord nor Tenant shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured. This waiver shall be valid only if the insurance policy in question expressly permits waiver of subrogation or if the insurance company agrees in writing that such a waiver will not affect coverage under the policies. Each party agrees to use best efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation and to promptly notify the other if it does not.

SECTION 9.     DAMAGE AND DESTRUCTION

          9.1 RIGHT OF TERMINATION ON SUBSTANTIAL DAMAGE. If fire or other casualty or acts of God, war or insurrection cause damage to either the Evergreen Building or the Forest Building in an amount exceeding thirty percent (30%) of its full replacement cost, then Landlord may elect to terminate this Lease with respect to that portion of the Premises that is damaged by giving written notice of such


17 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE termination to Tenant thirty (30) days after receipt of notification as to the cost of repair. In such event, all rights and obligations of the parties with respect to the damaged building shall cease as of the date of termination, and Tenant shall be entitled to the reimbursement of any prepaid amounts paid by Tenant and attributable to the anticipated term for that portion of the Premises.

          9.2  OBLIGATION TO REBUILD.

               9.2.1 Completion of Repairs. If the Lease is not terminated pursuant to Section 9.1 above, Landlord shall proceed to restore and repair the Premises to a condition comparable in function and value to that existing prior to the damage. Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages on account of labor disputes and matters beyond Landlord's reasonable control. Tenant shall cooperate with Landlord during the period of repair of the structure and mechanical systems and vacate all or any part of the Premises to the extent necessary for performance of the required work.

               9.2.2 Cost of Restoration and Repair of Premises. If the Lease is not terminated pursuant to Section 9.1 above, Landlord shall use the proceeds from the insurance described in Section 8.2.1 to make restoration and repairs to the Premises and those improvements and that equipment installed in the Premises by Landlord. Tenant shall not be entitled to any such insurance proceeds. If the cost of the restoration and repair of the Premises exceeds the proceeds from the insurance described in Section 8.2.1, then the additional costs shall be borne as follows:

               (a) To the extent the damage or destruction is caused by Landlord, its employees, vendors, agents or invitees or by an act of war or insurrection, Landlord shall be responsible for the additional costs.

               (b) To the extent the damage or destruction is caused by Tenant, its employees, vendors, agents or invitees, Tenant shall be responsible for the additional costs.

               (c) To the extent the damage or destruction is caused by an act of God or by a third party, who is not a vendor, agent or invitee of either party, the parties shall share equally in the additional costs.

               9.2.3 Repair and Restoration of Tenant's Personal Property. Tenant shall use the proceeds from the insurance described in Section 8.2.2 to repair and restore Tenant's Personal Property. Regardless of the cause of damage or destruction, Landlord shall have no liability with regard to Tenant's Personal Property and shall not be entitled to any proceeds from the insurance described in Section 8.2.2.

          9.2.4 Repair and Restoration of Landlord's Personal Property. During the term of the Lease, Landlord may have certain furnishings, equipment and other property ("Landlord's Personal Property") on the Premises. Regardless of the cause of damage or destruction, Tenant shall have no liability for Landlord's Personal Property and shall not be entitled to any proceeds from insurance, if any, carried on such property by Landlord.

          9.3 TENANT RESTORATION. If the Premises are to be restored by Landlord as provided in this Section, Tenant, at its sole expense, shall be responsible for the repair and restoration of Tenant's Personal Property (as defined in Section 8.2.2). Tenant shall commence the installation of the same promptly upon delivery to Tenant of possession of the Premises, and Tenant shall diligently prosecute such installation to completion. If Tenant desires to modify its Tenant Improvements, Tenant shall submit a new plan for Tenant Improvements to Landlord for approval, which approval will not be unreasonably withheld.


18 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          9.4  DAMAGE LATE IN TERM. If damage or destruction to which Section
9.2 would apply occurs within one year of the end of the then current Lease term, notwithstanding any right to renew, Tenant may elect to terminate the Lease by written notice to Landlord given within thirty (30) days after the date of the damage; provided that Tenant shall not be entitled to terminate unless and until business interruption insurance payments toward rent cease, and provided further that on any termination Landlord succeeds to all available insurance proceeds from all policies insuring the Premises. Such termination shall have the same effect as termination by Landlord under
Section 9.1.

          9.5 COST OF MOVING PROPERTY. Tenant shall pay all costs of moving its personal property when required in connection with any repairs of the Premises.

          9.6 RENT ABATEMENT. There shall be no rent abatement to the extent the damage is caused by Tenant, its agents, employees or invitees, or to the extent payment of rent is made possible by Tenant naming Landlord as loss payee under Tenant's policy of business interruption insurance, as set forth in
Section 8.3. In the event of an abatement, the Base Rent, but not any Additional Rent, shall abate during the abatement period and only to the extent the Premises or any portion of the Premises are not reasonably usable for Tenant's use. If the damage does not cause any material interference with Tenant's use, there shall be no rent abatement.

SECTION 10.    EMINENT DOMAIN

          10.1 TOTAL TAKING. If a condemning authority takes all of the Premises or a portion sufficient to render the remaining part of the Premises reasonably unsuitable for the use that Tenant was then making of the Premises, then the Lease shall terminate as of the date the title vests in the condemning authority. Landlord shall be entitled to all of the proceeds of condemnation, except for any award specifically made to Tenant for moving expenses, the taking of Tenant's Tenant Improvements, trade fixtures or personal property, interruption or damage to Tenant's business, or the value of the unexpired term of Tenant's leasehold interest ("Tenant's Claims"), and Tenant shall have no claim against Landlord as a result of the condemnation. Tenant may make a separate claim for Tenant's Claims against the condemning authority.

          10.2  PARTIAL TAKING.  If a portion of the Premises is condemned and
Section 10.1 does not apply, this Lease shall continue on the following terms:

               10.2.1 Landlord shall be entitled to all of the proceeds of condemnation of the Premises, and Tenant shall have no claim against Landlord as a result of the condemnation. Tenant may make a separate claim for Tenant's Claims against the condemning authority.

               10.2.2 Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation except for repairs to Tenant's property for which Tenant is responsible under Section 5 of this Lease.
Landlord need not incur expenses for restoration in excess of the amount of condemnation proceeds received by Landlord after payment of all reasonable costs, expenses and attorneys' fees paid or incurred by Landlord in connection with the condemnation.

               10.2.3 After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the Premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in value of the Premises as an economic unit on account of the partial taking. If the parties are unable to agree on the amount of the reduction of rent, the amount shall be determined by arbitration in the manner provided in Section 19.


19 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

               10.2.4 If a portion of Landlord's property not included in the Premises is taken, and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of activity by a public body not involving a physical taking of any portion of the Premises, this shall be regarded as a partial condemnation to which Sections 10.2.1 and 10.2.2 apply, and the rent shall be reduced to the extent of reduction in rental value of the Premises as though a portion had been physically taken.

               10.2.5 If Tenant in good faith believes that the condemning authority has taken so large a portion of the Premises to render the remaining part of the Premises unsuitable for the use that the Tenant was then making of the Premises, Tenant shall give notice to the Landlord of its desire to terminate the Lease as soon as reasonably possible but prior to Landlord's commencement of the repair and alterations provided for in Section 10.2.2. If the parties are unable to agree as to whether the partial taking has rendered the Premises reasonably unsuitable for the use the Tenant was then making of the Premises, the dispute shall be resolved by arbitration in a manner provided in
Section 19.

          10.3 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 10 as a taking by condemnation.

SECTION 11.    LIENS, LIABILITY AND INDEMNITY

          11.1  LIENS

               11.1.1 Except with respect to activities for which Landlord is responsible, Tenant shall pay as and when due all claims for work done on, and for services rendered or material furnished to, the Premises, and shall keep the Premises free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect the cost as Additional Rent. Any amount so added shall bear interest at the rate equal to the Prime Rate charged by Bank of America plus 2% per annum up to the maximum rate allowed by law from the date expended by Landlord and shall be payable on demand. Such action by Landlord shall not constitute a waiver of any right or remedy which Landlord may have on account of Tenant's default.

               11.1.2 Tenant may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, as long as Landlord's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Tenant shall, within ten (10) business days after knowledge of the filing, secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other surety satisfactory to Landlord in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

          11.2 INDEMNIFICATION. Tenant shall indemnify, defend, and hold Landlord harmless from: (a) any claim, loss, liability, or expense, including attorneys' fees, arising out of or related to any activity, action or inaction of Tenant or its agents, independent contractors, employees, customers, suppliers or invitees on the Premises; (b) any condition of the Premises in the possession of, under the control of, or which is the responsibility of Tenant; and (c) any food, beverages, goods or services sold or dispensed by Tenant from the Premises (including "dram shop," products liability and other claims.)

          11.3 LANDLORD'S LIABILITY. Landlord shall have no liability to Tenant for any injury, loss, or damage caused by third parties, or any condition or defect of the Premises which is the responsibility of Tenant under this Lease, or for any interruption of or failure in the supply of utilities or services to the Premises, which was not under Landlord's control.


20 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

SECTION 12.    QUIET ENJOYMENT; MORTGAGE PRIORITY.

          12.1 LANDLORD'S WARRANTY OF QUIET ENJOYMENT. Landlord warrants that it is the owner of the Premises and has the right to lease them free of all encumbrances except those, if any, set forth on the attached Exhibit I. So long as Tenant is not in default and, subject to any such exceptions, Landlord covenants that Tenant shall have the right to quiet enjoyment of the Premises free from the lawful claims of all persons during the Lease term.

          12.2 MORTGAGE PRIORITY; SUBORDINATION. This Lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this Lease and affecting the Premises. However, if any lender holding such an Encumbrance requires that this Lease be subordinate to the Encumbrance, then Tenant agrees that the Lease shall be subordinate to the Encumbrance, and to any and all advances made on the security thereof, and to all extensions thereof, so long as the holder of the Encumbrance agrees in writing with Tenant that, as long as Tenant pays the rent and observes and performs all of the provisions of this Lease and as long as the Lease is not otherwise terminated pursuant to its terms, no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance, shall affect Tenant's rights under this Lease. If the foregoing condition is met, Tenant shall promptly execute any documents required by the holder of the Encumbrance to accomplish the purposes of this Section. If the Premises are sold as a result of foreclosure of any Encumbrance thereon, or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee. If the holder of the Encumbrance has requested that Tenant execute a subordination consistent herewith and Tenant fails or refuses for more than ten (10) business days, the holder of the Encumbrance shall be entitled, by written notice thereof to Tenant, to effect a subordination of this Lease, such that it shall be deemed subordinate to the Encumbrance. Landlord represents that Landlord's current lender has agreed that it will not object to Landlord entering into this Lease. Landlord will obtain approval of any future lender to the Lease.

          12.3 ESTOPPEL CERTIFICATE. Tenant will, within ten (10) business days after notice from Landlord, execute and deliver to Landlord a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by Landlord. The certificate shall also state the amount of monthly Base Rent, as adjusted, the dates to which rent has been paid in advance, the amount of any security deposit or prepaid rent and any other matters that may reasonably be requested by the Landlord. Failure to deliver the certificate within the specified time shall be conclusive upon the Tenant that the Lease is in full force and effect and has not been modified except as represented in the notice requesting the certificate.

SECTION 13.    ASSIGNMENT AND SUBLETTING

          13.1 PROHIBITION ON TRANSFER. Tenant shall not assign, mortgage, pledge, hypothecate or encumber the Premises or Tenant's leasehold estate, or any rights of Tenant under this Lease or sublet any portion of the Premises, or license the use of any portion of the Premises or otherwise transfer any interest in the Premises (whether voluntary, involuntary, by operation of law or otherwise), without the prior written consent of Landlord, which will not be unreasonably withheld. If Landlord consents to an assignment, sublease or other transfer of Tenant's rights and obligations under this Lease, any amount of rents generated under such assignment, sublease or transfer, over and above the payments required of Tenant to Landlord shall accrue solely to Landlord. The reasonable and documented costs incurred by Tenant for tenant improvements, brokerage fees and legal expenses directly attributable to the assignment, sublease or other transfer shall be included in the calculation of the amount of rents generated over and above the payments required of Tenant. If Tenant is a corporation or partnership, any transfer of a controlling (including but not limited to a majority voting interest) interest in the stock or partnership of Tenant shall be deemed an assignment of this Lease. Any attempted transfer without consent shall be null and void and, at the option of Landlord, will cause termination of this Lease.


21 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          13.2 OBLIGATIONS AFTER TRANSFER. The giving of consent in one instance shall not preclude the need for Tenant or its successor to obtain Landlord's consent to further transfers. If Tenant is permitted to make any transfer, Tenant shall not be relieved of its obligations, but shall remain primarily liable to Landlord for performance of all such obligations.

SECTION 14.    DEFAULT

          The following shall be events of default:

          14.1 DEFAULT IN RENT. Failure of Tenant to pay any Base Rent or Additional Rent, or pay any other charge imposed hereunder, within ten (10) business days after it is due.

          14.2 UNAUTHORIZED TRANSFER. Tenant makes any transfer without Landlord's prior written consent as required under Section 13 above.

          14.3 DEFAULT IN OTHER COVENANTS. Failure of Tenant to comply with any term or condition or fulfill any obligation of the Lease (other than the payment of rent or other charges as described in Section 14.1) within thirty
(30) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the thirty (30) day period, this provision shall be deemed to be complied with if Tenant begins correction of the default within the said 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

          14.4 INSOLVENCY. Dissolution, termination of existence, insolvency on a balance sheet basis, or business failure of Tenant; the failure of Tenant generally to pay its debts as they become due; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy or under any other federal or state law relating to insolvency or debtor's relief; an adjudication that Tenant is bankrupt, insolvent or entitled to debtor's relief under other applicable federal or state law relating to insolvency or debtor's relief; the appointment of or consent by Tenant a receiver, trustee, or custodian of Tenant or of Tenant's property; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within sixty (60) days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) business days shall constitute a default; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; the making or suffering by Tenant of a preference within the meaning of the federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant which is not discharged or bonded. During any period when there are guarantors of this Lease, each reference to "Tenant" in this Section shall be deemed to refer to "Guarantor or Tenant," separately. If Tenant consists of two or more individuals or business entities, the events of default specified in this Section 14.4 shall apply to each such individual or entity, unless within ten (10) business days after an event of default occurs, the remaining individuals produce evidence satisfactory to Landlord that they have unconditionally acquired the interest of the one causing the default. If the Lease has been assigned under Section 13, the events of default so specified shall apply only with respect to the one then exercising the rights of Tenant under the Lease.

          14.5 ABANDONMENT. Tenant abandons the Premises, for which purpose "abandons" means a failure by Tenant to occupy, use, and operate its business on the Premises for one or more of the purposes permitted under this Lease for a total of five (5) business days or more during the Lease term, unless such failure is excused under other provisions of this Lease.


22 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

SECTION 15.    REMEDIES ON DEFAULT

          Upon default, Landlord may exercise any one or more of the following remedies:

          15.1 TERMINATION. In the event of a default, the Lease may be terminated at the option of Landlord by written notice to Tenant. Whether or not the Lease is terminated by the election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default, and Landlord may reenter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender.

          15.2 RELETTING. Following reentry or abandonment, Landlord may use the Premises for Landlord's own purposes or relet the Premises, and in either event, may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the Lease or for a use which Landlord may reasonably consider injurious to the Premises, or to any tenant that Landlord may reasonably consider objectionable. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession. None of the actions allowed in Section 15.1 or 15.2 will be deemed an acceptance of surrender by Tenant. Landlord will exercise reasonable efforts to mitigate its damages; provided, however, Landlord may offer to prospective tenants such incentives as are reasonable in the market to obtain a new tenant.

          15.3 DAMAGES. In the event of termination or retaking of possession following default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the Lease term, the following amounts as damages:

               15.3.1 The loss of rental from the date of default until a new tenant is secured and paying rent.

               15.3.2 The reasonable costs of reentry and reletting, including without limitation the cost of any cleanup, refurbishing, removal of Tenant's property and fixtures, costs incurred under Section 15.5, or any other expense occasioned by Tenant's default including but not limited to, any remodeling or repair costs, attorney fees, court costs, broker commissions, and advertising costs.

               15.3.3 Any excess of the value of the rent and all of Tenant's other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of an arbitration hearing or the date the Premises are relet, and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of the arbitration hearing.

          15.4 RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease term, and no action for damages shall bar a later action for damages subsequently accruing.

          15.5 RIGHT TO CURE DEFAULTS. If either party fails to perform any obligation or make any payment called for under this Lease, the other party shall have the option to do so in its sole discretion. All expenditures to correct the default shall be reimbursed by the other party on demand with interest at the rate equal to the Prime Rate charged by Bank of America plus 2% per annum, up to the maximum rate allowed by law from the date of expenditure. Such action shall not waive any other remedies available because of the default.


23 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          15.6 REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law.

SECTION 16.    SURRENDER AT EXPIRATION

          16.1 CONDITION OF PREMISES. Upon expiration of the Lease term or earlier termination on account of default, Tenant shall deliver all keys and security cards to Landlord and surrender the Premises in first-class condition, reasonable wear and tear excepted, broom clean, and free from any environmental contamination caused by Tenant or through its use, such cleanup to be performed pursuant to Section 18. Repairs and maintenance for which Tenant is responsible shall be completed to the latest practical date prior to such surrender. Tenant's obligations under this Section shall be subordinate to the provisions of Section 9 relating to destruction. Tenant Improvements constructed by Tenant with permission from Landlord shall be removed and notwithstanding any other provision, the Premises restored to the original condition, pursuant to Section 6.4.

          16.2 TRADE FIXTURES. Prior to expiration or other termination of the Lease term, Tenant shall remove all furnishings, furniture, and trade fixtures that remain its property and restore all damage caused by such removal. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within twenty (20) days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest at the rate equal to the Prime Rate charged by Bank of America plus 2% per annum, up to the maximum rate allowed by law from the date of expenditure by Landlord.

          16.3  HOLDOVER

               16.3.1 If Tenant does not vacate the Premises at the time required, and Landlord does not consent in writing in advance to Tenant holding over, Landlord shall have the option either: (a) to treat Tenant as a tenant from month to month, subject to all of the provisions of this Lease, except the provisions for term and renewal (the initial base rental rate shall be equal to 150 percent of the Base Rental Rate last paid by Tenant during the Lease term), or (b) to eject Tenant from the Premises and recover damages caused by wrongful holdover. If Landlord consents in writing in advance to the holdover, the initial base rental rate shall be equal to 125 percent of the Base Rental Rate last paid by Tenant during the Lease term. Failure of Tenant to remove fixtures, furniture, furnishings, or trade fixtures that Tenant is required to remove under this Lease shall constitute a failure to vacate to which this Section shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

               16.3.2 If a month-to-month tenancy results from a holdover by Tenant under this Section 16.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than ten (10) business days' prior to the termination date which shall be specified in the notice. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.



24 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

SECTION 17.    RECIPROCAL CONFIDENTIALITY AGREEMENT

          17.1 LANDLORD. Landlord acknowledges that Tenant's products contain trade secret and confidential information of Tenant. Landlord shall take reasonable and appropriate action by instruction, agreement or otherwise with all employees, invitees and agents who have access to the Premises to protect the confidentiality of Tenant's trade secret and confidential information. Landlord further agrees to use best efforts to give Tenant 24 hours' notice prior to bringing any third party on site or instructing any employee or agent to enter the Premises. Such notice shall not apply where entry is reasonably required to perform janitorial services or is necessitated by an emergency requiring prompt attention or repair by Landlord.

          17.2 TENANT. Tenant acknowledges that during the term of the Lease Tenant may have access to Landlord's trade secret and confidential information. Tenant shall take reasonable and appropriate action by instruction, agreement or otherwise with all employees, invitees, and agents who have access to the Premises to protect the confidentiality of Landlord's trade secret and confidential information. Tenant further agrees to not enter Landlord's portion of the Premises without the prior consent and escort of an authorized representative of Landlord.

          17.3 NONDISCLOSURE. Tenant and Landlord agree (a) to maintain in confidence all trade secret and confidential information acquired during the term of this Lease; (b) not to disclose trade secret or confidential information to anyone except parties authorized in writing by the disclosing party to receive it; (c) not to use trade secret or confidential information for any purpose other than that for which it is disclosed; and (d) to protect trade secret and confidential information from unauthorized disclosure.

          17.4 DEFINITION. Information considered trade secret or confidential includes without limitation: (a) matters of a technical nature such as trade secret processes or devices, know-how, data, formulas, inventions (whether or not patentable or copyrighted), specifications and characteristics of products planned or being developed, and research subjects, methods and results; (b) matters of a business nature such as information about costs, profits, pricing policies, markets, sales, suppliers, customers, product plans, and marketing plans or strategies; (c) confidential information of either party's customers and/or third parties disclosed under a written nondisclosure agreement; and (d) other information of a similar nature not generally disclosed by a party to the public.

          17.5 SURVIVAL. The obligations of this Section shall survive termination of the Lease for a period of three (3) years.

SECTION 18.  ENVIRONMENTAL CONDITIONS

          18.1 INTENT. It is the intent of Landlord and Tenant to protect the environment and to maintain the current environmental condition and appearance of the Landlord's Wilsonville campus.

          18.2 PLANS AND SPECIFICATIONS. Tenant represents and warrants that Tenant will not manage, use or store any Hazardous Substance (as defined in Section 18.11.2) on the Premises other than those normally used in routine office operations and those Hazardous Substances and amounts listed on Exhibit J for Tenant's assembly operations. Based upon those representations and warranties, Tenant shall not be required to comply with the remainder of this
Section 18.2, but Tenant shall comply with the remaining applicable provisions of Section 18, and with all applicable codes, regulations and laws, including Environmental Laws and the following conditions:

          Tenant's storage, transport, management and use of Hazardous Substances listed in Exhibit J and hazardous wastes shall be limited to Tenant's designated assembly and storage areas. Tenant shall store all Hazardous Substances in fire proof safety cabinets. The cabinets shall provide secondary


25 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE containment, be under negative air pressure and be exhausted to the exterior of the building. Reactive or otherwise incompatible materials shall not be stored in the same cabinet, and separate cabinets for such materials shall be provided.

          All hazardous wastes shall be managed as follows:

1. Tenant shall dispose of hazardous waste in a permitted hazardous waste facility that has an EPA approved I.D. number.

2. Tenant shall accumulate no more than 55 gallons of hazardous waste on site, and shall not store hazardous waste on site for more than 90 days.

3. Tenant shall properly label and mark all containers and packages of hazardous waste.

4. Tenant shall ensure that Tenant's employees are familiar with proper hazardous waste handling and emergency response procedures.

5. Tenant shall maintain records for all hazardous waste shipments for three years and shall, within 30 days of such shipment, provide Landlord with copies of documents evidencing such hazardous waste shipments.

          If Tenant plans to, or does, manage, use, or store any other Hazardous Substances or additional amounts of 10% or more of the Hazardous Substances listed on Exhibit J on the Premises, Tenant will comply with all provisions of
Section 18, including Section 18.2. Tenant shall develop plans and specifications (the Final Plan) for improvements to the Premises, for operations on the Premises, for the management, storage, and use of Hazardous Substances on the Premises and for the off-site disposal of hazardous waste in accordance with this Lease. The Final Plan must be reviewed and approved by Landlord and initialled and attached to this Lease as Exhibit K, and Tenant must be in full compliance with all applicable codes, regulations and laws, including Environmental Laws, and with the Final Plan, before Tenant commences construction activities on the Premises, manages any Hazardous Substances on the Premises or commences manufacturing operations on the Premises. All operations and activities on the Premises shall be conducted in strict compliance with all current and future enacted Environmental Laws (as defined in Section 18.2) and in compliance with the Final Plan. If, at any time during the term of the Lease, Tenant wishes to change or expand its improvements or activities on the Premises, including, but not limited to, changes in the types or amounts of Hazardous Substances delivered to, used or generated on the Premises, Tenant shall notify Landlord in writing of the proposed change or expansion and, subject to Landlord's prior written approval, which shall not be unreasonably withheld, such change or expansion shall be incorporated into the approved Final Plan and Tenant will thereafter comply with the revised Final Plan. If the parties are not able to agree upon the appropriate provisions to be incorporated into the Final Plan, such dispute shall be resolved by arbitration to be conducted in accordance with Section 19 of this Lease.

          18.3 TENANT'S RIGHT TO CONTEST AGENCY ORDERS. Tenant shall retain the right to contest, at its sole expense and in good faith by appropriate legal proceedings, the applicability or enforcement of any Environmental Laws. Notwithstanding that right, Tenant shall comply with all lawful orders of any court or other governmental body unless Tenant is prosecuting an appeal or proceedings for review and has secured a stay of enforcement or execution or other binding arrangement postponing enforcement or execution pending such appeal or proceedings for review and has provided a bond or other financial guaranty for the benefit of Landlord of not less than 150% of the potential liability, including costs and penalties, to be suffered from an adverse determination of such an appeal.


26 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          18.4  NOTICE OF COMMUNICATIONS.

               18.4.1 If Tenant: (a) receives notice that any violation of any Environmental Law has occurred or is about to occur on the Premises or adjacent property; (b) receives notice that any administrative or judicial complaint or order has been filed or is about to be filed against Tenant alleging violations of any Environmental Law or requiring Tenant to take any action in connection with the release of Hazardous Substances into the environment; (c) receives any notice (either written or verbal) from a federal, state, or local governmental agency or private party alleging that the Tenant may be liable or responsible for costs associated with a response to, or cleanup of, any Hazardous Substance;
(d) receives any notice that Tenant is subject to a federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Substance, or any other substance into the environment in violation of Environmental Laws; or (e) receives any notice that the Premises or any adjacent property is subject to a lien or claim of in favor of any governmental entity for any liability under Environmental Laws, or for damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Substance, then Tenant shall immediately provide Landlord with a copy or written description of such notice.

               18.4.2 Tenant shall, within five (5) business days, provide Landlord with copies of all documents, including but not limited to, hazardous waste manifests, received from, or sent to, any environmental regulatory agency.


          18.5  RESTRICTIONS ON USE.

               18.5.1 Tenant will not do or permit any act or thing that may impair the value of the Premises or any part thereof or any adjacent property, or that materially increases the danger, or poses an unreasonable risk of harm, to any person (on or off the Premises) arising from activities thereon, or that constitutes a public or private nuisance or waste to the Premises or any part thereof or any adjacent property. Tenant shall not conduct or allow any activity on the Premises or use the Premises in any manner that: (a) causes the Premises to become a hazardous waste treatment, storage or disposal facility within the meaning of the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., or any similar state law or local ordinance; (b) causes or contributes to a release or threat of release of Hazardous Substances on or from the Premises or (c) otherwise brings the Premises within the ambit, of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601-9657, or any similar state law or local ordinance.

               18.5.2  Tenant shall not:

     (a) Release or threaten to release any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the soil, groundwater or any body of water, which matter, as reasonably determined by any governmental entity, does, may, or threatens to pollute or contaminate the same, or may adversely affect: (1) the health or safety of persons wherever located, whether on the Premises or anywhere else; (2) the condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else; or (3) the Premises or any of the improvements thereto or thereon including, but not limited to, buildings, foundations, pipes, utilities, landscaping or parking areas; however, to assist Tenant in avoiding a breach of this Section 18.5.2(a), Landlord agrees to provide Tenant with notice and an opportunity to cure, within 48 hours, any de minimus release of a Hazardous Substance if such release is not of a nature that poses a risk of fire, explosion or other potential danger to the health or safety of persons or to property situated in, under or about the Premises or to the Premises; is not required by law to be reported to any


27 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE health, safety or environmental agency; is an isolated, accidental occurrence and not of a continuing nature; and the cost of removing the Hazardous Substance so released and of repairing any damage or remediating any contamination caused by the Hazardous Substance is not reasonably expected to exceed 10% of the Monthly Base Rent in effect at the time that the release occurs;

     (b) Emit any exhaust or discharge which is in violation of the Final Plan or of any governmental law, rule, regulation or requirement;

     (c) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of the Building E Property by Landlord's employees during joint occupancy or on any property adjacent to the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement or the requirements of the Final Plan; or

     (d) Transmit, receive, or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else, or which interferes with the operation of any electrical, electronic, telephonic or other equipment wherever located, on the Premises or anywhere else.


          18.6  INDEMNITY.

               18.6.1 INDEMNITY BY TENANT. Tenant shall indemnify and hold Landlord, and Landlord's officers, directors, employees, agents, successors and assigns, harmless from and against any and all claims, liabilities, penalties, judgments, forfeitures, losses, costs or expenses (including attorneys' fees), arising from or caused in whole or in part, directly or indirectly, by the presence, discharge or release of Hazardous Substances in, on, under or about the Premises, but only to the extent that any such presence, discharge or release was caused by Tenant's activities on the Premises. Tenant will defend Landlord against any cost, claim or liability arising under this Section 18.6.1, at Tenant's expense, with counsel reasonably acceptable to Landlord, or at Landlord's election, will reimburse Landlord for any legal fees or costs reasonably incurred by Landlord in connection with any such claim. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any remedial action, repair, cleanup, detoxification or decontamination of the Premises and adjacent property, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. Any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant, or others who act on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease Agreement and any extensions thereof.

               18.6.2 INDEMNITY BY LANDLORD. Landlord shall indemnify and hold Tenant and Tenant's officers, directors, employees, agents, successors and assigns, harmless from and against any and all claims, liabilities, penalties, judgments, forfeitures, losses, costs or expenses (including attorneys' fees), arising from or caused in whole or in part, directly or indirectly, by the presence, discharge or release of Hazardous Substances in, on, under or about the Premises established by the Baseline Environmental Assessment as being present on the Premises as of the date of the 1993 Lease or which Tenant proves was caused by Landlord after the date of the 1993 Lease. Landlord will defend Tenant against any cost, claim or liability arising under this Section 18.6.2, at Landlord's expense, with counsel reasonably acceptable to Tenant, or at Tenant's election, will reimburse Tenant for any legal fees or costs reasonably incurred by Tenant in connection with any such claim. Landlord's obligations hereunder shall


28 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE include, without limitation, and whether foreseeable or unforeseeable, all costs of any remedial action, repair, cleanup, detoxification or decontamination of the Premises and adjacent property, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. Any acts or omissions of Landlord, or by employees, agents, assignees, tenants, contractors of subcontractors of Landlord, or others who act on behalf of Landlord (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Landlord. The obligations of Landlord hereunder shall survive the expiration or earlier termination of this Lease Agreement and any extensions thereof.

               18.6.3  CONTAMINATION CAUSED BY ACT OF  THIRD PARTY.   Landlord
and Tenant shall not be liable to each other for Hazardous Substances released or discharged by third parties which migrate, flow, percolate, diffuse, or in any way move onto or under the Premises from surrounding properties not owned by the Landlord subsequent to the effective date of this Lease Agreement.

          18.7  SITE REMEDIATION.

               18.7.1 In the event of a discharge, release, or threat of release of any Hazardous Substance on, under or about the Premises or adjacent property, Tenant shall immediately take any and all actions necessary to remediate the Premises; provided, however, that Tenant shall not, without Landlord's prior written consent, enter into any settlement agreement, consent decree, or other compromise in respect to any claims, proceedings, lawsuits or actions, completed or threatened pursuant to any laws or in connection with any third party. Landlord's prior consent shall not, however, be necessary if the presence of Hazardous Substances on, under, or about the Premises either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent prior to undertaking such action. Such submittal to Landlord is for Landlord's sole benefit, and despite any approval of Landlord, Tenant shall at all times be solely responsible for ensuring that the completion of any remedial action is in full compliance with all Environmental Laws and regulations and good business practices. If Tenant undertakes any remedial action with respect to any Hazardous Substances on, under or about the Premises or adjacent property, Tenant shall immediately notify Landlord of any such remedial action, and shall conduct and complete such remedial action in compliance with all Environmental Laws and policies, to the sole satisfaction of Landlord; and in accordance with the orders and directives of all federal, state and local governmental authorities. Costs and expenses incurred under this Section 18.7.1 may be subject to the indemnification provisions set forth in Section 18.6.

                18.7.2 Tenant agrees that if any hazardous waste is removed from the Premises by Tenant, Landlord or any other person or entity, the number assigned by the Environmental Protection Agency to such hazardous waste shall be solely in the name of Tenant and Tenant shall assume any and all liability for such removed hazardous waste.

          18.8 ONGOING OBLIGATIONS. Notwithstanding the expiration or early termination of the Lease, if all of Tenant's obligations under this Section have not been fulfilled to Landlord's satisfaction, Tenant shall be deemed to be holding over pursuant to Section 16.3 of this Lease, until such time as Landlord and all governmental agencies having jurisdiction in the matter determine that the Final Plan and all Environmental Laws have been fully complied with and further, until any cleanup required under Environmental Laws, or required by Landlord pursuant to this Lease, has been fully implemented and completed, and the Premises and adjacent property are returned to their pre-lease condition.


29 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          18.9  ENVIRONMENTAL AUDIT.

               18.9.1 Tenant and Landlord have approved the Baseline Environmental Assessment Report attached as Exhibit L and by this reference made a part hereof. Landlord and Tenant agree that any environmental contamination not identified in the Baseline Environmental Assessment shall be deemed to have resulted from Tenant's operations on the Premises, unless Tenant proves that such contamination was caused by Landlord or that such contamination migrated onto the Premises from property adjacent to Landlord's Campus.

               18.9.2 At least ninety (90) days prior to the expiration or termination of the Lease, Tenant, at its cost, shall, prior to removal or demolition of Tenant Improvements, perform a preliminary environmental assessment similar to the original Baseline Environmental Assessment and shall submit to Landlord a written report on that Assessment for the benefit of Landlord, in scope, form and substance, and prepared by an independent, competent and qualified engineer, satisfactory to the Landlord. Such written report shall show that the engineer made all appropriate inquiry consistent with generally accepted engineering practice and no evidence or indication came to light which would suggest there was a release of Hazardous Substances on the Premises or adjacent property, and which demonstrates that the Premises and adjacent property comply with, and do not deviate from the Final Plan and all applicable Environmental Laws. Tenant shall, at its cost, provide a final environmental assessment report to Landlord subsequent to removal or demolition of Tenant's Improvements. Should it be determined by Landlord from such reports that there is a violation of the Lease, the Final Plan or any Environmental Laws, or there is a condition of contamination requiring a remedial response or action, Tenant shall, at its expense, undertake and diligently prosecute all necessary cleanup and remediation of the Premises and take all necessary actions so as to surrender the Premises to Landlord at the end of the Lease term in the same condition as it was delivered to Tenant at the beginning of the Lease term.

          18.10 IRREVOCABLE LICENSE. Tenant hereby grants, and will cause any subtenants, dealers, franchisees, or assignees to grant to Landlords, its agents, attorneys, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Premises and facilities thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Premises as the Landlord, in its reasonable discretion, determines are necessary to protect its ownership interest. Landlord shall make reasonable efforts to provide Tenant with at least 24 hours advance notice of Landlord's intent to enter the Premises for these purposes.

          18.11 DEFINED TERMS.

               18.11.1 "Environmental Laws" shall be interpreted in the broadest sense to include any and all federal, state, and local statutes, regulations, rules, and ordinances now or hereafter in effect, as the same may be amended from time to time, which govern Hazardous Substances or relate to the protection of human health, safety or the environment, including but not limited to, the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. Section 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. Section 9601 et seq.); the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.); Superfund Amendment and Reauthorization Act of 1986 (SARA) (P.L. 99-499); the Federal Insecticide, Fungicide and Rodenticide Act/Pesticide Act (7 U.S.C. Section 136 et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.); the Clean Air Act (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act/Clean Water Act (33 U.S.C.
Section 1251 et seq.); the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.); Emergency Planning and Community Right-To-Know Act of 1986 (EPCRTKA) (42 U.S.C. Section 11001 et seq.); National Environmental Policy Act of 1969
(NEPA) (42 U.S.C. Section  4321 et seq.); Noise Control Act of 1972 (42 U.S.C.
Section 4901 et seq.); the Oregon Revised Statutes relating to community information on hazardous waste reduction (ORS 453.307 et seq.); toxic use reduction and hazardous waste reduction (ORS 465.003 et seq.); environmental cleanup of


30 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE hazardous substances, hazardous wastes, and oil contamination (ORS 465.200 et seq.); notice of environmental hazards (ORS 466.360 et seq.); treatment storage, and disposal of hazardous waste and PCBs (ORS 466.005 et seq.); use of PCBs (ORS
466.505 et seq.); spill response and cleanup of hazardous materials and oil (ORS
466.605 et seq.); underground storage tanks (ORS 466.706 et seq.); penalties for noncompliance (ORS 466.880 et seq.); water pollution control (ORS 468B.005 et seq.); Oil or Hazardous Material Spillage (ORS 468B.300 et seq.); asbestos abatement (ORS 468A.700 et seq.); and any similar or equivalent laws; and any implementing laws, regulations; rules, and ordinances.

               18.11.2 "Hazardous Substances" shall be interpreted in the broadest sense to include any substances, materials, wastes, pollutants, oils, or regulated substances, or contaminants as defined or designated as hazardous, toxic, radioactive, dangerous, or any other similar term in or under any Environmental Laws, and shall specifically include asbestos and asbestos-containing materials, petroleum products, including crude oil or any fraction thereof, and urea formaldehyde, and any other substance that, because of their quantity, concentration, or physical, chemical, or infectious characteristics, may cause or threaten a present or potential hazard to human health or the environment when generated, used, stored, handled, treated, discharged, disposed or released.

               18.11.3 "Release" shall be interpreted in the broadest sense to include the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including but not limited to, the abandonment or discarding of barrels, drums, containers, tanks, and any other receptacle containing or previously containing any Hazardous Substance.

          18.12 SURVIVAL. All of Landlord's rights and Tenant's obligations contained in this Section shall survive any termination or expiration of this Lease.

SECTION 19.    ARBITRATION

          19.1 GENERAL. If any dispute arises between the parties as to any matters relating to this Lease, said dispute shall be resolved by binding arbitration. Either party may request arbitration. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in the City of Portland, by a single arbitrator, in accordance with the rules then pertaining to the American Arbitration Association (or any organization which is the successor thereto) except to the extent provided otherwise under Oregon laws on arbitration and as otherwise provided herein. If the parties cannot agree upon an arbitrator, either party may petition the presiding judge of the Circuit Court of Multnomah County, Oregon, to appoint the arbitrator. Any such appointed arbitrator shall be a qualified expert with respect to the subject in dispute as determined by the presiding judge. Each party shall submit its position to the arbitrator and the arbitrator shall choose the position of one of the parties. The award in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction.

          19.2 COSTS. The fees and expenses of any arbitration shall be borne by the losing party. The prevailing party shall be entitled to recover the expense of its attorneys and experts as well as a reasonable amount for its own personal time incurred in connection with any arbitration.

SECTION 20.    MISCELLANEOUS

          20.1 NONWAIVER. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.



31 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          20.2 ATTORNEYS' FEES. If suit or action is instituted in connection with any controversy arising out of this Lease, the prevailing party shall be entitled to recover, in addition to costs, such sum as the court may adjudge reasonable as attorneys' fees at trial, on petition for review, and on any appeal, including any proceeding in bankruptcy, including but not limited to, proceedings for relief from the automatic stay, proceedings concerning the assumption or rejection of this Lease, matters related to negotiation of any plan of reorganization, and proceedings to determine Landlord's claim.

          20.3 NOTICES. Except where specifically provided otherwise, any notice required or permitted under this Lease shall be in writing and deemed given when actually delivered or 48 hours after deposited in United States mail as certified mail return receipt requested addressed to the address first given in this Lease or to such other address as may be specified from time to time by either of the parties in writing.

          20.4 SUCCESSION. Subject to the above-stated limitations on transfer of Tenant's interest, this Lease shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

          20.5 RECORDATION. A Memorandum of this Lease shall be recorded by the Landlord within thirty (30) days of the commencement of the Lease term.

          20.6 ENTRY FOR INSPECTION. Landlord shall have the right to enter upon the Premises at any time to determine Tenant's compliance with this Lease, to make necessary repairs to the building or to the Premises, or to show the Premises to any prospective tenant, purchaser, or lender, or any consultant, contractor, or engineer, and in addition, shall have the right, at any time during the last two months of the term of this Lease, to place and maintain upon the Premises notices for leasing or selling of the Premises. Landlord shall use its best efforts to provide 24 hours' notice prior to inspection, except in case of emergency. Additionally, Landlord shall have the right to show the Premises to any prospective purchaser or lender, or any consultant, contractor, or engineer, but will provide Tenant with a minimum of 48 hours' notice in order to coordinate a mutually convenient time. Such visits will be conducted during normal business hours and will not be scheduled to conflict with normal business operations. Tenant shall have the right to reasonably screen the potential visitors' list and query Landlord as to the purpose of the visit. Tenant may require all visitors to sign a reasonable nondisclosure agreement and as it deems appropriate, require an escort.

          20.7 INTEREST ON RENT. Any rent or other payment required of Tenant by this Lease shall, if not paid within ten (10) business days after it is due, bear interest at the rate equal to the Prime Rate charged by Bank of America plus 2% per annum up to the maximum rate allowed by law from the due date until paid. Tenant shall pay the interest upon demand by Landlord. Landlord may levy and collect the interest in addition to all other remedies available for Tenant's default, and collection of interest shall not waive the breach caused by the late payment.

          20.8 TIME OF ESSENCE. Time is of the essence of the performance of each of Landlord's and Tenant's obligations under this Lease.

          20.9 PARTIAL INVALIDITY. If any term, covenant, or condition of this Lease should be held by a court of competent jurisdiction or an arbitrator to be invalid, void, or unenforceable, the remainder of this Lease shall continue in full force and effect, and shall in no way be affected, impaired, or invalidated thereby, and shall be construed as the parties would have intended had they known of such court's ruling prior to the execution of this Lease.



32 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE

          20.10 INTEGRATION. This Lease constitutes the entire agreement of the parties hereto and supersedes all oral and written agreements and understandings made and entered into by the parties on or prior to the date hereof. No subsequent alteration, amendment, change, or addition to this Lease shall be binding upon either party unless reduced to writing executed by Landlord and Tenant.

          20.11 CAPTIONS. Captions appearing at the commencement of the Sections are descriptive only and for the convenience in reference to this Lease. Should there be any conflict between any captions and the substantive text of the Section, the substantive text shall control and govern in the construction of this Lease.

          20.12 REPRESENTATIONS. Tenant certifies that no representations as to the condition or repair of the Premises have been made by Landlord or its agents, and that no agreement to alter, repair, or improve said Premises has been made by Landlord, except as expressly set forth herein.

          20.13 APPLICABLE LAW. The parties agree that the law of the State of Oregon shall be applicable for all purposes, in construing and determining the validity of this Lease, determining the rights and remedies of the parties in the event of default by either party and other matters.

          20.14 BROKER'S COMMISSION. The parties acknowledge and agree that Tenant is represented by Corporate Property Services and Landlord is represented by Trammell Crow Company. The parties also agree that a real estate commission for this Lease shall be paid by Mentor Graphics pursuant to its separate agreement with Trammell Crow Company. InFocus shall be solely responsible for paying any real estate commission that may be due to Corporate Property Services. In consideration for payment by InFocus of such real estate commission to Corporate Property Services, Mentor Graphics shall grant InFocus the rent credit described in Section 2.2.

          20.15 MULTIPLE COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument, and shall be effective upon execution of one or more of such counterparts by each of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates set forth below.

                                   LANDLORD:

Date: November __, 1998            MENTOR GRAPHICS CORPORATION



                                   By:     / Larry C Gardner /
                                      ---------------------------------------

                                   Its:


                                   TENANT:

Date:  November __, 1998           IN FOCUS SYSTEMS, INC.


                                   By:     / John V. Harker /
                                      ---------------------------------------


                                   Its:



33 MENTOR GRAPHICS CORP./IN FOCUS SYSTEMS, INC. - COMMERCIAL LEASE